UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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HEALTH BENEFITS DIRECT CORPORATION
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HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 30, 2007

To our Stockholders:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Health Benefits Direct Corporation (the “Company”) will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on Friday, November 30, 2007, at 10:00 a.m., Philadelphia, Pennsylvania time, for the following purposes:

1. To elect nine directors;

2. To ratify the appointment of Sherb & Co. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007;

3. To approve an amendment to the Company’s Certificate of Incorporation to provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 15, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/  Alvin H. Clemens

Alvin H. Clemens
Executive Chairman of the Board of Directors

November 5, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

PROXY STATEMENT
VOTING AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF NINE DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF SHERB & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THAT ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE STOCKHOLDERS OF THE COMPANY MUST BE EFFECTED AT A DULY CALLED ANNUAL OR SPECIAL MEETING OF SUCH HOLDERS AND MAY NOT BE EFFECTED BY ANY CONSENT IN WRITING BY SUCH HOLDERS.
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS — 2008 ANNUAL MEETING
OTHER MATTERS

HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Health Benefits Direct Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2007 Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on Friday, November 30, 2007, at 10:00 a.m., Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about November 5, 2007.

The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication. We have retained a proxy solicitation firm, Morrow & Co., LLC, to aid in the solicitation of proxies. We will pay that firm a base fee of $5,000 for consulting and related services in vote solicitation, plus customary additional payments for telephone solicitations and reimbursement of expenses.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

Only the holders of record of shares of our common stock, par value $0.001 per share (“Shares”), at the close of business on October 15, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, we had 34,838,884 Shares outstanding. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on our books. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each stockholder is entitled to one vote for each Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the nine nominees listed in this proxy statement, FOR the proposal to ratify the appointment of Sherb & Co. LLP (“Sherb & Co.”) as our independent registered public accountants and FOR the proposal to approve the amendment to the Company’s Certificate of Incorporation to provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to P. Pete Zografakis, our General Counsel, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. An amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding Shares entitled to vote on such proposal. With respect to the ratification of the appointment of Sherb & Co. or any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

A properly executed proxy marked “Withhold From All” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes related to the proposal to amend our Certificate of Incorporation will have the effect of a vote against such proposal. Broker non-votes are not considered Shares entitled to vote on other proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table shows information known by us with respect to the beneficial ownership of our common stock as of October 15, 2007 for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock.

The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of October 15, 2007 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of October 15, 2007 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 34,838,884 Shares outstanding as of October 15, 2007. Unless otherwise indicated, the address of all individuals and entities listed below is Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

	Number of Shares		Percent of Shares
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned

Directors and Named Executive Officers:
Alvin H. Clemens	4,350,000	(1)	12.0%
Charles A. Eissa	1,881,354	(2)	5.4%
Warren V. Musser	1,108,750	(3)	3.0%
John Harrison	436,750	(4)	1.2%
Anthony R. Verdi	425,000	(5)	1.2%
L.J. Rowell	350,600	(6)	1.0%
C. James Jensen	330,000	(6)(11)	*
Paul Soltoff	325,000	(7)	*
Ivan M. Spinner	307,500	(8)	*
Sanford Rich	255,000	(6)(12)	*
Frederick C. Tecce	150,000	(13)	*
All directors and executive officers as a group (11 persons)	11,419,954	(1)(2)(3)(4)(5)(6)(7)(8)(12)(13)	28.7%
Holders of More than Five Percent of Our Common Stock:
Gerald Unterman 610 Park Avenue, Apt. 16A New York, NY 10021	3,000,000	(9)	8.4%
Arthur J. Nagle and Paige L. Nagle JTWROS 19 Garden Avenue Bronxville, NY 10708	1,830,000	(10)	5.2%
Marlin Capital Partners I, LLC 595 North Federal Highway Boca Raton, FL 33432	1,813,882	(14)	5.2%

*	Less than 1%

(1)	Includes 1,000,000 shares held by the Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Mr. Clemens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 300,000 shares underlying options and 700,000 shares underlying warrants, all of which are exercisable within 60 days of October 15, 2007. Also includes 500,000 shares underlying warrants held by the Beaver Creek Limited Partnership.

(2)	Includes 260,408 shares underlying options, all of which are exercisable within 60 days of October 15, 2007. Excludes 239,592 shares underlying options that are not exercisable within 60 days of October 15, 2007.

(3)	Includes 440,000 shares underlying warrants and 668,750 shares underlying options, all of which are exercisable within 60 days of October 15, 2007. Excludes 6,250 shares underlying options that are not exercisable within 60 days of October 15, 2007.

(4)	Includes 250,000 shares underlying options and 86,750 shares underlying warrants, all of which are exercisable within 60 days of October 15, 2007.

(5)	Includes 350,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of October 15, 2007.

(6)	Includes 180,000 shares underlying options that are exercisable within 60 days of October 15, 2007. Excludes 20,000 shares underlying options that are not exercisable within 60 days of October 15, 2007.

(7)	Includes 150,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of October 15, 2007.

(8)	Includes 37,500 shares underlying options that are exercisable within 60 days of October 15, 2007. Excludes 112,500 shares underlying options that are not exercisable within 60 days of October 15, 2007.

(9)	According to the Schedule 13G/A filed with the Securities and Exchange Commission by Mr. Unterman on April 18, 2007. Includes 1,000,000 shares underlying warrants that are exercisable within 60 days of October 15, 2007.

(10)	Includes 220,000 shares held by Arthur J. Nagle in his individual capacity. Includes 610,000 shares underlying warrants that are exercisable within 60 days of October 15, 2007, 110,000 of which are held by Arthur J. Nagle in his individual capacity.

(11)	Includes 50,000 shares held by Mara Gateway Associates and 50,000 shares held by JJ Consulting Corp. Pension Plan. Mr. Jensen claims beneficial ownership of these shares.

(12)	Includes 25,000 shares underlying warrants that are exercisable within 60 days of October 15, 2007.

(13)	Includes 50,000 shares underlying warrants that are exercisable within 60 days of October 15, 2007. Also includes 1,000,000 shares and 500,000 shares underlying warrants that are exercisable within 60 days of October 15, 2007, that are beneficially owned by Co-Investment Trust II, L. P., designee of Cross Atlantic Capital Partners, Inc. Mr. Tecce is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Tecce disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(14)	According to the Schedule 13G filed with the Securities and Exchange Commission by Marlin Capital Partners I, LLC on September 1, 2006. Betsy Brauser is the natural person with voting and investment control over these shares.

PROPOSAL 1: ELECTION OF NINE DIRECTORS

Our board of directors is authorized to have up to 15 members. Our board of directors currently has nine members and all nine members are nominees for director at the Annual Meeting. These nominees are Alvin H. Clemens, Charles A. Eissa, John Harrison, C. James Jensen, Warren V. Musser, Sanford Rich, L.J. Rowell, Paul Soltoff and Frederick C. Tecce. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.

Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors. Alternatively, our board of directors may decide to reduce the number of directors.

Set forth below is certain information with respect to each individual currently serving as a member of our board of directors, all of whom are nominees.

Nominees for Terms Continuing Through our 2008 Annual Meeting of Stockholders

Alvin H. Clemens, 70, has served as one of our directors since November 2005, as Executive Chairman of our board of directors since January 2006 and as our Chairman and Chief Executive Officer since December 2006. Since 2001, Mr. Clemens has performed business and insurance industry consulting services in addition to managing his private investments. In 1998, he founded HealthAxis Inc., a publicly-traded company specializing in direct sales of insurance products utilizing the Internet, as a subsidiary of Provident American Corporation. In 1989, Mr. Clemens acquired a controlling interest in Provident American Corporation, an insurance holding company, and he served as its Chairman and Chief Executive Officer until 2001. In 1970, Mr. Clemens founded Academy Insurance Group, a company specializing in direct marketing of life and health insurance products. He currently serves on the board of trustees and the Building, Finance, and Executive Committees of The Pennsylvania State University.

Charles A. Eissa, 35, has served as our President and Chief Operating Officer, and as one of our directors since November 2005 and is our co-founder. In April 2004, Mr. Eissa founded InTransit Media, a specialized advertising and marketing services company, and served as its President and Chief Executive Officer until the sale of the company in February 2006. He was involved in the 1998 inception of Seisint Inc., a leading database and technology services company subsequently acquired by Lexis Nexis. From 1998 until 2004, Mr. Eissa was part of the team at Seisint Inc. that co-founded and spun off a division named eDirect.com, which went on to make several key mergers and acquisitions consolidating under the name of Naviant, a company specializing in permission-based Internet marketing that was subsequently acquired by Equifax. From 1989 until 1997, Mr. Eissa served as Vice President Sales for Lens Express Inc. During Mr. Eissa’s tenure, Lens Express Inc. earned its place on the Inc. 500 for three consecutive years, and was subsequently acquired by 1-800-Contacts.

John Harrison, 64, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison is Chairman of the board of Professional Insurance Marketing Association (PIMA) and is on the advisory board of DePaul University’s Interactive and Direct Marketing Institute. He serves as a director of The Credo Group, a digital insurance agency, IXI Corporation, a database marketing company that uses proprietary wealth and asset information, and Solutionary, Inc., a full-service provider of managed security services.

C. James Jensen, 66, has served as one of our directors since April 2006. He is the co-founder and managing partner of Mara Gateway Associates, L. P., a privately owned real estate investment company that owns real estate properties in the western United States and Hawaii. Additionally, Mr. Jensen is the co-managing partner of Stronghurst, LLC, which provides advisory and financial services to emerging growth companies. Mr. Jensen previously has served as Chairman and Chief Executive Officer of Thousand Trails, Inc., a national network and the industry leader of private campground resorts, as President of Grantree Furniture Rental Corporation, and as National Sales Manager of Australia and New Zealand, International Sales Manager and Senior Vice President and Chief Operating Officer of the Great Books Division of the Western World for Encyclopedia Britannica, Inc. Mr. Jensen also has served as President of J J Advisors, LLC, where he provided full service sales and marketing support to select luxury master-planned communities. Mr. Jensen is an active member of the World Presidents’ Organization and a past director of the Boys and Girls Club and the Leukemia Society of America.

Warren V. Musser, 80, has served as one of our directors since January 2006 and as the Vice Chairman of our board of directors since March 2006. He also has served as President of The Musser Group, a financial consulting company, since 2001. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of Internet Capital Group, Inc. and Chairman of the board of directors of each of Telkonet, Inc. and InfoLogix, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors.

Sanford Rich, 49, has served as one of our directors since April 2006. He is currently the Senior Vice President of Investments and Portfolio Manger at GEM Capital Management Inc., a specialist manager of High Yield and Convertible Securities portfolios for institutions, and has held this position since November 1995. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980).

L.J. Rowell, 75, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell currently serves on the boards of directors of the Southeast Pennsylvania Chapter of the American Red Cross, The PMA Group, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign.

Paul Soltoff, 53, has served as one of our directors since November 2005. He also has served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com.

Frederick C. Tecce, 72, currently serves as of counsel with Buchanan Ingersoll & Rooney. He was an attorney with Klett Rooney Lieber & Schorling when it joined Buchanan in 2006. Mr. Tecce also serves as of counsel to Cross Atlantic Capital Partners and has served on the investment committees of three of the funds managed by Cross Atlantic Partners. Mr. Tecce previously served as Senior Vice President and General Counsel of Academy Life Insurance Company. Mr. Tecce served on the transition team for Pennsylvania Governor Tom Ridge and was appointed by Governor Ridge to serve as a member of the board of the $50 billion Public School Employees Retirement System (PSERS), where he served as chairman of the Finance Committee until his retirement in September of 2001. He was appointed by U.S. Senator Rick Santorum to the Federal Judicial Nominating Committee where he served for several terms and also served on Dr. Robert Gallo’s Board of Visitors at the University of Maryland Institute for Human Virology. He has served on the board of directors of several listed companies.

Our board of directors unanimously recommends a vote FOR each of the foregoing nominees.

Board of Directors and Committees

Our board of directors currently is composed of Messrs. Clemens, Eissa, Harrison, Jensen, Musser, Rich, Rowell, Soltoff and Tecce. Mr. Clemens is the Chairman of our board of directors.

Board and Committee Meetings

During the year ended December 31, 2006, our board of directors held four meetings. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend annual and special meetings of stockholders. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which each particular director served. All of our current directors attended the 2006 Annual Meeting of Stockholders, with the exception of Messrs. Jensen, Rowell and Soltoff. Mr. Tecce was not a director at the time of the 2006 Annual Meeting of Stockholders.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Pursuant to our Amended and Restated Bylaws, our board of directors may from time to time establish other committees to facilitate the management of our business and operations.

Audit Committee

The members of our audit committee are Messrs. Rich, and Rowell. Mr. Rich chairs the committee. The audit committee met three times during the fiscal year ended December 31, 2006. Our audit committee assists our board of directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	the preparation of the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations, and the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations. Our board of directors has determined that Mr. Rich is an “audit committee financial expert,” as such term is defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission.

Compensation Committee

The members of our compensation committee are Messrs. Harrison, Jensen and Rich. Mr. Harrison chairs the committee. The compensation committee, which was formed on April 27, 2006, did not meet during the fiscal year ended December 31, 2006. Specific responsibilities of our compensation committee include:

•	to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees;

•	to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements, as appropriate, based on performance;

•	to review and monitor management development and succession plans and activities; and

•	to prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. Rowell, Harrison and Soltoff. Mr. Rowell chairs the committee. The nominating and governance committee, which was formed on April 27, 2006, did not meet during the fiscal year ended December 31, 2006. Specific responsibilities of our nominating and governance committee include:

•	to identify individuals qualified to serve as members of our board of directors, to select, subject to ratification by our board of directors, the director nominees for the next annual meeting of stockholders, and to recommend to our board of directors individuals to fill vacancies on our board of directors;

•	to recommend to our board of directors the responsibilities of each board committee, the structure and operation of each board committee, and the director nominees for assignment to each board committee; and

•	to oversee our board of director’s annual evaluation of its performance and the performance of other board committees.

Our board of directors has determined that the members of the nominating and governance committee meet the independence standard set forth by Nasdaq.

Certain Relationships and Related Party Transactions

From the date of our incorporation until the date of this proxy statement, there has not been any transaction or series of similar transactions, nor is there currently proposed any transaction or series of similar transactions, to which we were, are, or would be a party, and in which the amount involved exceeded or would exceed $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation and compensation arrangements (including with respect to equity compensation and board compensation) described below under “Compensation of Board Members,” and “Executive Compensation” and the transactions described below.

We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

In March 2006, we entered into a Marketing Services Agreement with SendTec, Inc. (“SendTec”). Paul Soltoff, one of our directors, is the Chief Executive Officer of SendTec. SendTec provided certain marketing and advertising services and received a flat fee of $7,500 per month plus commissions on services rendered. For the year ended December 31, 2006, we paid SendTec $352,740 and have recorded other general and administrative expense of $324,282, intangible assets pertaining to website development of $50,000 and due to related parties of $21,542.

From time to time we use a credit card in the name of ISG Partners, Inc., which is an entity owned by Mr. Ivan Spinner, who is one of our executive officers, for travel expenses, purchases and operating purposes. This account is personally guaranteed by Mr. Spinner. Mr. Spinner does not incur any interest or expense in connection with our use of his credit card account. We do not pay Mr. Spinner interest or fees in connection with our use of his credit card account. At December 31, 2006, we owed Mr. Spinner $42,130 for charges incurred on his credit card, which was paid in January 2007. We have engaged in the following transactions regarding sales of our common stock with our executive officers and directors, and with the beneficial holders of 5% or more of our common stock:

•	In January 2006, we completed a private placement of an aggregate of 14,700,000 Shares and warrants exercisable for 7,350,000 Shares. In connection with this private placement:

•	Beaver Creek Limited Partnership, an affiliate of Alvin H. Clemens, our Chairman and Chief Executive Officer, purchased 1,000,000 Shares and warrants exercisable for 500,000 Shares;

•	John Harrison, one of our directors, purchased 100,000 Shares and warrants exercisable for 50,000 Shares;

•	Keystone Equities Group, L.P., of which John Harrison is an Executive Director, served as placement agent and received a total cash fee of $558,000 (4% of the gross proceeds), and five-year warrants to purchase 735,000 Shares (5% of the Shares sold in the private placement) at an exercise price of $1.50 per Share.

•	Anthony R. Verdi, our Chief Financial Officer, purchased 50,000 Shares and warrants exercisable for 25,000 Shares;

•	Mara Gateway Associates, L.P., an affiliate of C. James Jensen, one of our directors, purchased 250,000 Shares and warrants exercisable for 125,000 Shares; and

•	Sanford Rich, one of our directors, purchased 50,000 Shares and warrants exercisable for 25,000 Shares.

•	In April 2006, we and our wholly-owned subsidiary, ISG Merger Acquisition Corp., a Delaware corporation (the “Merger Sub”), entered into a merger agreement with Insurance Specialist Group Inc. (“ISG”) and Ivan M. Spinner, pursuant to which, among other things, the Merger Sub merged with and into ISG. ISG is an insurance agency selling health insurance to small business owners and individuals. As consideration for the merger, we made a cash payment of $920,000 and issued 1,000,000 Shares to Mr. Spinner, the sole stockholder of ISG, in exchange for all of the outstanding stock of ISG. The Shares issued to Mr. Spinner have the same registration rights and lock up restrictions as applicable to the Shares held by our founders. In connection with this merger, we entered into an employment agreement with Mr. Spinner, under which he was appointed as Senior Vice President of HBDC II, LLC.

•	On February 15, 2007, we made restricted stock grants of 125,000 Shares to each of Mr. Eissa and Mr. Spinner in accordance with the terms of our 2006 Omnibus Equity Compensation Plan. These grants are subject to certain restrictions, including a restriction on transfer prior to the Shares becoming fully vested. These Shares will vest as follows: 50,000 Shares on the first anniversary of the grant date; 50,000 additional Shares of the second anniversary of the grant date; 2,083 Shares per month on the 15th day of each month beginning on March 15, 2009 through January 15, 2009; and 2,087 Shares on the third anniversary of the grant date.

•	On March 30, 2007, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) and completed a private placement with certain institutional and individual accredited investors and issued 5,000,000 Shares and warrants to purchase 2,500,000 Shares. Pursuant to the Purchase Agreement, we sold investment units (each, a “Unit”) at a per Unit purchase price equal to $2.25. Each Unit consisted of one Share and a warrant to purchase one-half (1/2) of one Share at an initial exercise price of $3.00 per Share, subject to adjustment. The Company’s Chief Executive Officer and Chairman, Alvin H. Clemens, purchased 1,000,000 Units in this private placement. Co-Investment Fund II, L.P., a designee of Cross Atlantic Capital Partners (of which our director Frederick C. Tecce is a managing director), also purchased 1,000,000 Units in this private placement.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics on March 30, 2006. Our Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-B, constitutes our code of ethics for senior financial officers. Our Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

A printed copy of our Code of Business Conduct and Ethics may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087.

Selection of Directors and Stockholder Nominations Process

In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders. In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate. Recommendations or determinations of our board of directors are made after consideration of the recommendations of, and information supplied by, our nominating and governance committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The nominating and governance committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The nominating and governance committee also may determine to retain third-party executive search firms to identify candidates from time to time.

Our nominating and governance committee considers board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our board of directors and nominating and governance committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, our nominating and governance committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.

The nominating and governance committee will consider director nominees recommended by stockholders who submit the following information in writing to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Secretary, if such information is received at least 120 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:

•	the name and address of the recommending stockholder;

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of Shares that the recommending stockholder owns and the length of time the Shares have been owned.

We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as one of our directors.

Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our Amended and Restated Bylaws, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications to our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Secretary. Our board of directors relies on our Secretary to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF SHERB & CO. LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2007

The audit committee of our board of directors has appointed Sherb & Co. as our independent registered public accountants for the fiscal year ending December 31, 2007 and has further directed that management submit the appointment of Sherb & Co. as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of Sherb & Co. are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our Amended and Restated Bylaws nor any other governing documents or law require stockholder ratification of the appointment of Sherb & Co. as our independent registered public accountants. However, the audit committee is submitting the appointment of Sherb & Co. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Sherb & Co. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of Sherb & Co. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will have no effect on the proposal.

The following is a summary of the fees billed to us by Sherb & Co. for professional services rendered for the fiscal years ended December 31, 2006 and 2005:

	2006	2005

Audit Fees(1)	$59,500	27,500
Audit-Related Fees(2)	3,500	0
Tax Fees(3)	0	9,500
All Other Fees	0	0

Total Fees	$63,000	$37,000

(1)	Audit fees for the fiscal years ended December 31, 2006 and 2005 were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees for the year ended December 31, 2006 were for services rendered in connection with the preparation and filing of a registration statement on Form SB-2

(3)	Tax fees for the fiscal year ended December 31, 2005 were for tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Our board of directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THAT ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE STOCKHOLDERS OF THE COMPANY MUST BE EFFECTED AT A DULY CALLED ANNUAL OR SPECIAL MEETING OF SUCH HOLDERS AND MAY NOT BE EFFECTED BY ANY CONSENT IN WRITING BY SUCH HOLDERS.

On October 15, 2007, our board of directors unanimously approved and recommended for stockholder approval an amendment (“Amendment No. 1”) to our Certificate of Incorporation to provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The complete text of proposed Amendment No. 1 is set forth in Appendix A to this proxy statement. See section “Voting at the Annual Meeting — Record Date; Proxies; Vote Required” above for a description of the vote required to approve this Proposal 3. Under the General Corporation Law of the State of Delaware (the “DGCL”), Amendment No. 1 would become effective upon stockholder approval and the filing of Amendment No. 1 with the Secretary of State of the State of Delaware.

Amendment No. 1.  If Proposal 3 is approved by the stockholders at the Annual Meeting, Article Ninth will be added to the Certificate of Incorporation to read as follows:

“NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation’s stock issued and outstanding and entitled to vote thereon shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Ninth.”

Reasons for Amendment No. 1.  Unless a corporation’s certificate of incorporation provides otherwise and except as otherwise provided in Section 211(b) of the DGCL where stockholders are acting by written consent to elect directors in lieu of holding an annual meeting, under Section 228 of the DGCL, the stockholders of a corporation are permitted to act by written consent of less than all stockholders so long as the number of shares held by the stockholders acting by written consent is equal to or in excess of the number of shares that would be required to act by vote at a meeting of the stockholders. Amendment No. 1 would specifically provide that stockholders could not act by written consent.

Our board of directors believes that Amendment No. 1 is in the best interests of our company and our stockholders. Pursuant to Section 141(k) of the DGCL, unless a corporation has a classified board of directors or cumulative voting, directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. As we do not have a classified board of directors or cumulative voting, our directors may be removed with or without cause. Unless Amendment No. 1 is approved, stockholders would have the ability to remove members of our board of directors, with or without cause, through a consent solicitation, even if such members of the board of directors were just elected by the stockholders at an annual meeting.

Accordingly, we are currently vulnerable to a stockholder seeking to cause a change in the composition of the board of directors to facilitate an unsolicited and potentially undesirable takeover attempt. We believe that adoption of Amendment No. 1 would mitigate our vulnerability to such unsolicited takeover attempts, particularly those that are accompanied by implicit or explicit threats to remove any or all members of the board of directors who are opposed to such an unsolicited takeover. We further believe that if an unsolicited takeover attempt was to be made, Amendment No. 1 would enhance the ability of the board of directors to negotiate a transaction that would be in the stockholders’ best interest.

While we believe that our board of directors should be accountable to our stockholders, we also believe that such accountability should be balanced against the need to foster continuity and stability in the board of directors and the overall management of our company. In addition, we believe that, given our lack of cumulative voting or a classified board of directors and, as a result, that all directors serve one-year terms, the stockholders already have an effective means to hold directors accountable.

Effect of Amendment No. 1.  If approved by our stockholders, the proposed Amendment No. 1 will permit stockholders to act only at annual or special meetings. Pursuant to our Amended and Restated Bylaws, only our directors or any of our officers instructed by the directors can call an annual or special meeting of stockholders.

Inability of a third party or group of parties acting in concert to use the process of stockholders’ written consent could, in some situations, discourage unsolicited takeover attempts by inhibiting the ability of such parties to seek or threaten the removal of incumbent directors. The approval of Amendment No. 1 at the Annual Meeting may limit our stockholders’ opportunities to dispose of their shares at the higher price which may be generally available in such unsolicited takeover attempts.

The board of directors is not aware of any third party attempts to take control of our company or change the composition of our board of directors, and Amendment No. 1 is not being proposed in connection with any particular transaction or negotiations to which we are a party.

Effective Date of Amendment No. 1.  The effective date of Amendment No. 1 will be the date on which the Certificate of Amendment of the Certificate of Incorporation is filed with the office of the Secretary of State of the State of Delaware following the stockholder approval, which date will be selected by our board of directors.

Our board of directors unanimously recommends a vote FOR Proposal 3

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2006, 2005 and 2004 by our Chief Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2006. The executive officers listed in the table below are referred to in this prospectus as our named executive officers. There were no non-equity incentive plan compensation, or non-qualified deferred compensation earnings for any of the named executives for the three years ended December 31, 2006.

				Option		All Other
		Salary		Awards	Bonus	Compensation	Total
Name and Principal Position	Fiscal Year	($)		($)(7)	($)	($)(8)	($)

Scott Frohman(1)	2006	236,500		17,792	—	453,742	708,035
Former Chief Executive Officer	2005	188,470	(5)	208	—	—	188,678
Alvin H. Clemens(2)	2006	267,287		106,834	—	16,010	390,131
Chairman & Chief Executive Officer	2005	—		1,916	—	—	1,916
Anthony R. Verdi(3)	2006	224,670		67,959	—	8,736	301,365
Chief Financial Officer	2005	27,652		1,341	—	—	28,993
Ivan M. Spinner(4)	2006	278,240	(6)	79,759 (6)	150,000 (6)	10,923	518,922
Senior Vice President	2005	—		—	—	—	—

(1)	On December 7, 2006, Scott Frohman resigned as our Chief Executive Officer and as one of our directors. In connection with Mr. Frohman’s resignation, we and Mr. Frohman entered into a separation agreement dated December 7, 2006.

(2)	Mr. Clemens was appointed as the Executive Chairman of our board of directors on January 12, 2006 and as our Chairman and Chief Executive Officer on December 7, 2006 upon the resignation of Mr. Frohman.

(3)	Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005.

(4)	Mr. Spinner was appointed as our Senior Vice President on April 3, 2006 concurrently with the closing of our acquisition of ISG.

(5)	$165,852 of Mr. Frohman’s salary for 2005 was accrued but not paid by us prior to the merger that resulted in our current public company structure. In connection with the consummation of the merger, this amount was converted into 165,852 shares of our common stock.

(6)	On April 3, 2006, Mr. Spinner received a $150,000 cash signing bonus, which was accounted for as part of the consideration paid for the acquisition of ISG, and an option to purchase 150,000 shares of our common stock.

(7)	Stock option expense for the two most recently completed fiscal years pertaining to the named executive officers is based on the estimated fair value of the stock option as of the date of grant using the Black-Scholes option-pricing model amortized over the vesting period of the option or the duration of employment, whichever is shorter. We recorded $17,792 of expense pertaining to Mr. Frohman’s stock option in 2006, which included $6,038 pertaining to the accelerated vesting of 225,000 shares, $3,354 pertaining to the expensing of the unamortized portion of 125,000 shares terminated and $8,400 of amortization of the fair value over the vesting contained in the stock option grant. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

		% of Fair
		Value
		Expensed in				Closing
		Financial				Stock
		Statements	Fair Value at	Number of	Option	Price on
	Fiscal	Based on	Date of	Options	Exercise	the Date of	Date of	Expected	Risk Free
Name	Year	Vesting	Grant ($)	Granted (#)	Price ($)	Grant ($)	Grant	Volatility	Interest Rate

Scott Frohman	2006	98.8%	—	—	—	—	—	—	—
	2005	1.2%	18,000	600,000	2.50	1.00	11/10/2005	25%	3.75%
Alvin H. Clemens	2006	71.2%	—	—	—	—	—	—	—
	2005	1.3%	150,000	500,000	1.00	1.00	11/23/2005	25%	3.75%
Anthony R. Verdi	2006	64.7%	—	—	—	—	—	—	—
	2005	1.3%	105,000	350,000	1.00	1.00	11/10/2005	25%	3.75%
Ivan M. Spinner	2006	18.8%	425,381	150,000	3.50	3.50	4/3/2006	111%	4.55%
	2005	—	—	—	—	—	—	—	—

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions initially are applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations. Expense in 2006 pertaining to employee stock options for all named executive officers other than Mr. Spinner is recorded in salaries, commissions and related taxes. Expense pertaining to Mr. Spinner’s stock option is recorded in depreciation and amortization expense as part of the value of the employment and non-compete agreement acquired as a result of our acquisition of ISG.

Through December 31, 2005, we accounted for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. We account for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

(8)	All other compensation paid to our named executive officers in the fiscal year ended December 31, 2006 consisted of the following:

	Payments for	Company Paid
	Personal Use of	Health, Life and	Company Paid
	Auto and	Disabilitly	Entertainment	Severance	Paid Accrued
Name	Equipment ($)(a)	Insurance ($)(b)	and Meals ($)(c)	$(d)	Vacation ($)(d)	Total ($)

Scott Frohman	10,160	3,839	7,600	410,619	21,525	453,742
Alvin H. Clemens	4,745	11,265	—	—	—	16,010
Anthony R. Verdi	8,100	636	—	—	—	8,736
Ivan M. Spinner	791	9,532	600	—	—	10,923

(a)	Payments for personal use of auto and equipment represent the taxable portion of monthly auto allowances and company payments for cell phones and other equipment for the portion of our named executive officers’ personal use of automobiles, cell phones and other equipment. Starting in April 2006, we paid each of the named executive officers, except Mr. Spinner, a $1,000 per month auto allowance for a total of $9,000 in 2006. The portion of the $9,000 pertaining to business travel was considered a reimbursement for business expenses and excluded from compensation.

(b)	Company-paid health, life and disability insurance represents the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. We pay 100% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)	Company-paid entertainment and meals represents the value of tickets to sporting events for Mr. Frohman and lunches paid by us for the named executive officers.

(d)	Severance and paid accrued vacation represents payments and obligations pertaining to Mr. Frohman’s separation agreement dated December 7, 2006. In the fourth quarter of 2006, we charged $410,619 to salaries, commissions and related taxes, consisting of the sum of our December 2006 $21,500 severance payment to Mr. Frohman and a $389,119 accrued liability for the estimated future value of our payments to Mr. Frohman under his separation agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards for our named executive officers for the year ended December 31, 2006. The information below pertains to stock options, which were granted under the 2005 Incentive Stock Plan. There were no stock awards granted, vested, exercised or outstanding for the named executive officers as of December 31, 2006.

	Number of Securities	Number of Securities
	Underlying	Underlying	Option Exercise
	Unexercised Options (#)	Unexercised Options (#)	Price	Option
Name	Exercisable	Unexercisable	($)	Expiration Date

Scott Frohman	375,000	—	2.50	12/07/2007
Alvin H. Clemens	160,416	139,584	1.00	11/22/2015
Anthony R. Verdi	235,416	114,584	1.00	11/09/2015
Ivan M. Spinner	—	150,000	3.50	04/03/2016

Employment, Severance and Other Agreements

Scott Frohman

Pursuant to a written employment agreement, Mr. Frohman served as our Chief Executive Officer effective October 10, 2005 through December 7, 2006. He was paid an annual base salary of $258,300 and was entitled to receive such bonus compensation as a majority of our board of directors would determine. On December 7, 2006, Scott Frohman resigned as our Chief Executive Officer and as one of our directors. In connection with Mr. Frohman’s resignation, we and Mr. Frohman entered into a separation agreement dated December 7, 2006.

Under the separation agreement, Mr. Frohman’s employment with us ceased to be effective on December 7, 2006, or the separation date. The separation agreement provides for the resolution of all matters with respect to Mr. Frohman’s employment, including all obligations to Mr. Frohman under his employment agreement with us dated as of October 10, 2005, with respect to his outstanding options to purchase shares of our common stock and with respect to any other similar amounts or benefits payable to Mr. Frohman pursuant to the employment agreement or otherwise.

The separation agreement provides for the payment to Mr. Frohman of his monthly salary immediately preceding his resignation for a period of 18 months, less taxes, in satisfaction of all obligations under his employment agreement, and in recognition that a material portion is in consideration of Mr. Frohman’s confidentiality, non-competition and non-solicitation obligations. In addition, under the separation agreement, Mr. Frohman was entitled to receive (i) a lump sum payment equal to $21,525 for four weeks of accrued but unused vacation, less $8,075 for certain business expenses and (ii) payment of, or reimbursement for, monthly COBRA premiums for a period of 18 months following the separation date. The separation agreement further provides that upon his termination of employment, Mr. Frohman’s option to purchase 600,000 shares of our common stock, exercisable at $2.50 per share and originally granted on November 10, 2005, would become vested as to 375,000 shares (150,000 of which were already vested immediately prior to his resignation and 225,000 of which became vested on December 7, 2006). These 375,000 shares shall remain exercisable by Mr. Frohman for one year following the separation date. The option would terminate with respect to the remaining 225,000 shares that would not become vested under the separation agreement.

Certain of Mr. Frohman’s shares of our common stock (1,566,007 shares) remain locked up until November 23, 2007 under the terms of a lock-up agreement with us, dated as of November 23, 2005. A portion of Mr. Frohman’s shares (1,191,006 shares) and his option to acquire 375,000 shares of our common stock were released from his original lock-up agreement. Under the separation agreement, Mr. Frohman has agreed that the released securities will remain subject to general lock-up terms for a period of 18 months following the separation date, subject to certain exceptions as set forth in the separation agreement.

The separation agreement also provides for mutual non-disparagement by Mr. Frohman and us. Mr. Frohman also is subject to confidentiality provisions and an 18 month non-competition, non-solicitation and no-hire period under the separation agreement.

Alvin H. Clemens

Pursuant to a written employment agreement, Mr. Clemens serves as the Executive Chairman of our board of directors, an executive officer position. On December 7, 2006 Mr. Clemens was appointed as our Chief Executive Officer. Under the two-year agreement, Mr. Clemens is paid an annual base salary of $275,000 and is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time. Mr. Clemens’s employment agreement terminates on January 12, 2008. On August 2, 2007, the independent members of our board of directors approved an increase in the annual base salary of Mr. Clemens to $450,000.

On November 23, 2005, each non-employee member of the board of directors including Mr. Clemens received a ten-year stock option to purchase 250,000 shares of common stock with an exercise price equal to $1.00 per share, for an aggregate of 1,000,000 options, which vests as follows: 100,000 shares on the six month anniversary of the grant; 75,000 shares on the first year anniversary of the grant and the remaining 75,000 shares in twelve equal increments at the end of each calendar month thereafter. Alvin Clemens, as Chairman, received an additional ten-year option grant equal to 250,000 shares with an exercise price equal to $1.00 per share, which vests as set forth above.

If we terminate Mr. Clemens without cause or for good reason, he or his estate would receive their then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of one year, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Ivan M. Spinner

Pursuant to a written employment agreement, Mr. Spinner serves as Senior Vice President of HBDC II, Inc. He is paid an annual base salary of $371,000 and is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time. Mr. Spinner’s employment agreement terminates on April 3, 2008.

On April 3, 2006, Mr. Spinner received a ten-year option grant of 150,000 shares, which vest 37,500 on the first year anniversary and 37,500 on each of the second through fourth anniversaries. These options have an exercise price of $3.50.

If we terminate Mr. Spinner termination without cause or for good reason, Mr. Spinner or his estate would receive his base annual salary of $29,333 per month, which is the monthly equivalent of his $352,000 annual base salary until the April 3, 2008 expiration of his employment agreement, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits until April 3, 2008, all net of applicable taxes. In the event of Mr. Spinner’s voluntary termination, his death or his disability, Mr. Spinner or his estate would receive monthly payments of $10,167 per month, which represents on a monthly basis the difference between his current $352,000 annual salary less $250,000, through April 3, 2008, plus unpaid accrued employee benefits, less all applicable taxes.

Anthony R. Verdi

Pursuant to a written employment agreement, Mr. Verdi serves as our Chief Financial Officer. He is paid an annual base salary of $225,000 and is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time. Mr. Verdi’s employment agreement terminates on November 10, 2007. On August 2, 2007, the compensation committee of our board of directors approved an increase in the annual base salary of Mr. Verdi to $250,000.

On November 10, 2005, Mr. Verdi received a ten-year option grant of 350,000 shares, which vests as follows: 100,000 shares on the six month anniversary of the grant, 125,000 shares on the first year anniversary of the grant and the remaining 125,000 shares in eleven equal increments of 10,416 and a final increment of 10,424 at the end of each calendar month thereafter. These options have an exercise price of $1.00.

If we terminate Mr. Verdi without cause or for good reason, he or his estate would receive their then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of one year, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2006. There were no stock awards, non-equity incentive plan compensation or nonqualified deferred compensation earnings to any of our directors for the year ended December 31, 2006.

	Fees Earned or		Option		All Other
	Paid in Cash		Awards		Compensation		Total
Name	($)(1)		($)(2)		($)		($)

Warren V. Musser	221,750		882,403		534,146	(3)	1,638,299
Leon Brauser	—		72,500	(4)	—		72,500
Paul Soltoff	4,000		51,875		—		55,875
John Harrison	4,000	(5)	51,875		—		55,875
C. James Jensen	3,000		328,902		—		331,902
Sanford Rich	4,000	(6)	328,902		—		332,902
L.J. Rowell	4,000	(7)	328,902		—		332,902

(1)	Represents board and committee meeting and retainer fees paid to our directors under our Compensation Plan for Directors and our 2005 Non-Employee Directors Stock Option Plan. Fees earned or paid to Mr. Musser also includes a one-time payment of $250,000 to Mr. Musser under our Compensation Plan for Directors as Vice Chairman of our board of directors, $125,000 of which was payable upon adoption of the director compensation plan and $125,000 of which is payable in 12 equal monthly installments commencing on March 31, 2006 so long as he remains a director and is serving in such capacity on the date of each such installment.

(2)	Stock option expense for the most recently completed fiscal year pertaining to directors is based on the estimated fair value as of the date of grant using the Black-Scholes option-pricing model based on the terms of each option amortized over the vesting period of the option or the duration of board membership, whichever is shorter. Fair value was estimated based on an assumed dividend yield of 0% and the assumptions below.

		Fair Value
	Amount	Expensed in
	Expensed in	Financial
	Financial	Statements	Fair Value	Number of	Option	Stock Price			Risk Free	Expected
	Statements	Based on	of Option	Options	Exercise	on the Date	Date of	Expected	Interest	Life in
Name	($)	Vesting	Award ($)	Granted (#)	Price ($)	of Grant ($)	Grant	Volatility	Rate	years

Warren V. Musser	135,285	70%	193,264	250,000	1.00	1.00	01/11/2006	103%	3.75%	5
	747,118	83%	896,542	425,000	2.70	2.90	03/14/2006	105%	3.75%	5
Leon Brauser	72,500	97%	75,000	250,000	1.00	1.00	11/23/2005	25%	3.75%	4.5
Paul Soltoff	51,875	69%	75,000	250,000	1.00	1.00	11/23/2005	25%	3.75%	4.5
John Harrison	51,875	69%	75,000	250,000	1.00	1.00	11/22/2005	25%	3.75%	4.5
C. James Jensen	328,902	56%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5
Sanford Rich	328,902	56%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5
L. J. Rowell	328,902	56%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5

(3)	Pursuant to an Advisory Agreement dated November 1, 2005 with Warren V. Musser, the Vice Chairman of our board of directors, Mr. Musser introduced potential investors to us and provided us with certain additional services in connection with the private placement of shares of our common stock that we completed on January 11, 2006. As consideration for his services, Mr. Musser received a total cash fee of $352,000, of which $330,000 was paid in 2005 and $22,000 was paid in 2006, and five-year warrants to purchase 440,000 shares of our common stock at an exercise price of $1.50 per share, which was estimated to have a fair value of $512,486 as of the date of the advisory agreement using the Black-Scholes option-pricing model based on the terms of warrant and the following assumptions; expected volatility of 104%, risk free interest rate of 3.75%, 5 year expected life and no paid dividends during the life of the warrants. Compensation received in connection with the Advisory Agreement was accounted for as a reduction to the proceeds of the private placement and was recorded in additional paid in capital.

(4)	On April 27, 2006, Leon Brauser, a member of the Company’s board of directors, resigned from his position as one of our directors. We accepted Mr. Brauser’s resignation effective as of April 27, 2006. Mr. Brauser’s decision to resign was not the result of any disagreement with the Company. Our board of directors approved the acceleration of the unvested portion of the stock option that was previously granted to Mr. Brauser upon his election to our board of directors in 2005. We recorded $72,500 of expense pertaining to Mr. Brauser’s stock option in 2006, which included $49,492 pertaining to our acceleration of his vesting and $23,008 of amortization of the fair value over the vesting contained in the stock option grant.

(5)	Mr. Harrison chairs the compensation committee of our board of directors. Mr. Harrison’s $1,000 chairman fee for 2006 was accrued in fiscal year 2006.

(6)	Mr. Rich chairs the audit committee of our board of directors. Mr. Rich’s $1,000 chairman fee for 2006 was accrued in fiscal year 2006.

(7)	Mr. Rowell chairs the nominating and governance committee of our board of directors. Mr. Rowell’s $1,000 chairman fee for 2006 was accrued in fiscal year 2006.

2005 Non-Employee Director Stock Option Plan

Effective November 23, 2005, we adopted the 2005 Non-Employee Director Stock Option Plan, or the Directors Option Plan, which plan was approved by written consent of a majority of our stockholders. Key features of the Directors Option Plan include:

•	Non-employee directors are eligible to participate in the Directors Option Plan. The term of the Directors Option Plan is eight years. 1,500,000 shares of common stock have been reserved for issuance under the Directors Option Plan.

•	Options are issued at the minimum of “Fair Market Value” as such term is defined in the Directors Option Plan.

•	Options may only be issued as non-qualified stock options.

•	Each newly elected or appointed non-employee director shall be granted an option to purchase 250,000 shares of common stock, of which 100,000 shares are exercisable immediately (however, no option shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act has terminated); 75,000 shares on the first anniversary of the grant and the remaining 75,000 shares in 12 equal increments at the end of each calendar month thereafter.

•	Each non-employee director who is appointed Chairman of our board of directors receives an additional option to purchase 250,000 shares of common stock, exercisable on the same terms as the other non-employee director options.

•	Stockholder approval is required in order to replace or reprice options.

•	The Directors Option Plan is administered by the board of directors or a committee designated by the board of directors.

•	Options have a maximum of ten years.

•	Upon a change in control, any unvested position of outstanding options shall vest and become immediately exercisable ten days prior to such change in control.

2005 Incentive Stock Plan

Effective November 23, 2005, we adopted the 2005 Incentive Stock Plan, or the Incentive Plan, which was approved by written consent of a majority of our stockholders. The purpose of the Incentive Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of the business and an added incentive to continue to advance and contribute to us and to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. As of March 31, 2006, options to purchase 2,685,000 shares were granted under the Incentive Plan. Key features of the Incentive Plan include:

•	The Incentive Plan provides for the grant of options and the issuance of restricted shares.

•	An aggregate of 2,750,000 shares of common stock have been reserved for issuance under the Incentive Plan.

•	Options are issued at the minimum of “Fair Market Value” as such term is defined in the Incentive Plan.

•	Both incentive and nonqualified stock options may be granted under the Incentive Plan.

•	The Incentive Plan terminates on November 18, 2015.

•	The exercise price of options granted pursuant to the Incentive Plan is determined by a committee but the option term may not exceed 10 years.

•	For holders of 10% or more of the combined voting power of all classes of our stock, options may not be granted at less than 110% of the fair market value of the common stock at the date of grant and the option term may not exceed eight years.

Directors Compensation Plan

On March 14, 2006, our board of directors adopted a Compensation Plan for Directors, or the Directors Compensation Plan. An aggregate of 1,000,000 shares of our common stock has been reserved for issuance under the Directors Compensation Plan, in addition to any authorized and unissued shares of common stock available for issuance under the Directors Option Plan. The purpose of the Directors Compensation Plan is to provide a comprehensive compensation program to attract and retain qualified individuals to serve as directors. We are authorized to award cash fees and issue non-qualified stock options under the Directors Compensation Plan. The

Directors Compensation Plan is administered by our board of directors, or the compensation committee of our board of directors. The Directors Compensation Plan provides for:

•	a one-time payment of $250,000 to each non-employee director who serves as Vice Chairman of our board of directors (who is not also Chairman or an Executive Chairman), $125,000 of which is payable upon the adoption of the Directors Compensation Plan and $125,000 of which is payable in twelve equal monthly installments commencing March 31, 2006, so long as such person remains a director and is serving in such capacity on the date of each such installment;

•	a one-time grant of an additional option to purchase 425,000 shares of our common stock to each non-employee director who is or has been appointed or elected as Vice Chairman of our board of directors (who is not also Chairman or an Executive Chairman) on the later of the date of such appointment or election, or adoption of the Plan;

•	the payment of $1,000 to each director for each special or committee meeting of our board of directors attended, in person or by telephone, as reimbursement of fees and expenses of attendance and participation by such director at such meeting;

•	an annual retainer of $1,000 payable to each director upon appointment as chairperson of a committee of our board of directors;

•	an automatic initial grant of an option to purchase 100,000 shares of our common stock to each director who joins our board of directors, at an exercise price equal to the fair market value on the date of such election to our board of directors;

•	the grant of an option to purchase 10,000 shares of our common stock to each director re-elected to our board of directors, at an exercise price equal to the fair market value on the date of such reelection to our board of directors;

•	except for the one-time grants to our Vice Chairmen, which option shall vest and become exercisable as to one-half of the shares subject to the option six months from the date of grant, and the other half of the shares six months thereafter, all options granted under the Directors Compensation Plan shall vest as follows: one-third of the shares shall be exercisable on the first anniversary of the date of grant, an additional one-third of the shares on the second year anniversary, and the remaining one-third of the shares on the third anniversary of the date of grant; and

•	a term of each option under the Directors Compensation Plan of five years.

2006 Omnibus Equity Compensation Plan

On April 27, 2006, our board of directors adopted the 2006 Omnibus Equity Compensation Plan, or the Omnibus Plan. The purpose of the Omnibus Plan is to attract, retain and motivate the employees, non-employee members of our board of directors and consultants of ours and our subsidiaries and to focus their efforts on the long-term enhancement of stockholder value.

The Incentive Plan, the Directors Option Plan and the Directors Compensation Plan, or, collectively, the Prior Plans, were merged with and into the Omnibus Plan as of the effective date of the Omnibus Plan, and no additional grants were made thereafter under the Prior Plans. Outstanding grants under the Prior Plans will continue in effect according to their terms as in effect before the Prior Plans merger (subject to such amendments as our board of directors determines, consistent with the Prior Plans, as applicable), and the shares with respect to outstanding grants under the Prior Plans will be issued or transferred under the Omnibus Plan.

Key terms of the Omnibus Plan are as follows:

•	Administration. The Omnibus Plan is administered and interpreted by our board of directors. The Board has the authority to: (i) determine the individuals to whom grants will be made under the Omnibus Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the Omnibus Plan. The determinations of our board of directors are made in its sole discretion and are final, binding and conclusive.

•	Eligibility. All of the employees of ours and our subsidiaries, as well as advisors and consultants of ours and our subsidiaries, are eligible for grants under the Omnibus Plan. Non-employee directors of ours are also eligible to receive grants under the Omnibus Plan.

•	Types of Awards. The Omnibus Plan provides that grants may be in any of the following forms: (i) incentive stock options; (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (iii) stock appreciation rights, or SARs; (iv) stock units; (v) stock awards; (vi) dividend equivalents; and (vii) other stock-based awards.

•	Shares Subject to the Omnibus Plan. The Omnibus Plan authorizes up to 6,000,000 shares of our common stock for issuance, subject to adjustment in certain circumstances. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the Prior Plans that are to be merged into this Omnibus Plan as of the effective date of the Omnibus Plan. The Omnibus Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Omnibus Plan in excess of $1,000,000.

These limits may be adjusted by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution.

•	Change of Control. If a change of control of us occurs, unless our board of directors determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all outstanding stock units will become payable in cash or shares of common stock in an amount not less than their target amount (as determined by our board of directors), and dividend equivalents and other-stock based awards will become fully payable in cash or shares of common stock (in amounts determined by our board of directors).

Upon a change of control, our board of directors may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and SARs in exchange for payment by us, in cash or shares of common stock as determined by our board of directors, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and SARs, our board of directors may terminate any or all unexercised options and SARs at such time as our board of directors determines appropriate; and (iii) determine that outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

•	Amendment and Termination of the Omnibus Plan. Our board of directors may amend or terminate the Omnibus Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Omnibus Plan after April 27, 2016.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT HEALTH BENEFITS DIRECT CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE AUDIT COMMITTEE

Our board of directors established an audit committee in January 2006, which was reconstituted in July 2006 to comply with the independence and other requirements under Nasdaq listing standards. Effective July 2006, our board of directors also adopted a written charter for the audit committee. Our audit committee oversees our financial reporting process on behalf of our board of directors.

Our audit committee has reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, and their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

Our audit committee has received from and discussed with Sherb & Co. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The board of directors also discussed with Sherb & Co. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our audit committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. In reliance on these reviews and discussions, our audit committee determined that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted,

By the Audit Committee of the
Board of Directors

Sanford Rich
L.J. Rowell

November 5, 2007

STOCKHOLDER PROPOSALS — 2008 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Secretary. Any proposal that an eligible stockholder desires to have included in the proxy statement and presented at the 2008 annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us no later than September 21, 2008 and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of stockholder proposals for the 2008 annual meeting of stockholders that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 10 of this proxy statement. With respect to other stockholder proposals for the 2008 annual meeting, the deadline under regulations adopted by the Securities and Exchange Commission is September 21, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2008 annual meeting of stockholders.

OTHER MATTERS

Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the proxy holders to vote the Shares represented thereby in accordance with the recommendation of our board of directors or, if no recommendation is given, in their own discretion. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote the proxies for such other candidate or candidates as may be nominated by our board of directors.

By Order of the Board of Directors,

/s/  Alvin H. Clemens

Alvin H. Clemens
Chairman of the Board of Directors

Dated: November 5, 2007

Upon written request to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Secretary, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including the financials and the schedules thereto.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HEALTH BENEFITS DIRECT CORPORATION

Health Benefits Direct Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of the Company, resolutions were duly adopted (i) setting forth a proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Company, (ii) declaring the Amendment to be advisable, (iii) directing that the Amendment be considered at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), and (iv) recommending that the Company’s stockholders approve the Amendment at the Annual Meeting. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that the following amendment to the Company’s Certificate of Incorporation, having been determined to be advisable and in the best interest of the Company’s stockholders, be submitted to the Company’s stockholders for approval in accordance with the DGCL:

“NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation’s stock issued and outstanding and entitled to vote thereon shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Ninth.”

SECOND: That thereafter, pursuant to the resolution of the Board of Directors of the Company, the Annual Meeting was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its authorized officer this            day of           , 2007.

HEALTH BENEFITS DIRECT CORPORATION

By:
Name:

Title:

A-1

HEALTH BENEFITS DIRECT CORPORATION
150 N. RADNOR-CHESTER ROAD
SUITE B-101
RADNOR, PA 19087
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Health Benefits Direct Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery or access, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Benefits Direct Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
IF YOU VOTE BY MAIL,
PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE SO THAT THESE SHARES CAN BE
REPRESENTED AT THE ANNUAL MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HBDC01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTH BENEFITS DIRECT CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3:
1.	Election of the Nominees as Directors

Nominees:

1)	Alvin H. Clemens	6)	Sanford Rich
2)	Charles A. Eissa	7)	L.J. Rowell
3)	John Harrison	8)	Paul Soltoff
4)	C. James Jensen	9)	Frederick C. Tecce
5)	Warren V. Musser

For All	Withhold All	For All Except	To withhold authority to vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Sherb & Co. LLP. as Health Benefits Direct Corporations’ independent registered public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐

3.
To approve an amendment to Health Benefits Direct Corporations’ Certificate of Incorporation to provide that any action required or permitted to be taken by the stockholders of Health Benefits Direct Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
		☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 30, 2007 AND THE PROXY STATEMENT OF HEALTH BENEFITS DIRECT CORPORATION.
Please sign exactly as name appears hereon and return this proxy card so that these shares can be represented at the 2007 Annual Meeting of Stockholders of Health Benefits Direct Corporation. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners) Date	Date

HEALTH BENEFITS DIRECT CORPORATION
Annual Meeting of Stockholders — November 30, 2007

PROXY CARD	PROXY CARD
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on November 30, 2007.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.
PROXY
The undersigned hereby appoints Anthony R. Verdi and P. Pete Zografakis or any of them individually and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 on November 30, 2007, 10:00 a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the notice of the 2007 Annual Meeting proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.
The proxies will vote FOR the proposal to elect to our board of directors the nine nominees listed in the proxy statement, FOR the proposal to ratify the appointment of Sherb & Co. LLP as our independent registered public accountants, and FOR the proposal to approve the amendment to Health Benefit Direct Corporation’s Certificate of Incorporation as described in the proxy statement if the applicable boxes are not marked, and, at their discretion, on any other matter that may properly come before the Annual Meeting or any adjournment thereof. If the apllicable boxes are marked and this proxy card is properly executed, the proxies will vote as directed. The proxies also are authorized to vote upon all other matters as may properly come before the meeting, or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the 2007 Annual Meeting and the proxy statement.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE